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                                                                    Exhibit 99.1

                                 TRUST ONE BANK

                                 REVOCABLE PROXY

         This Proxy is solicited on behalf of the Board of Directors of Trust One Bank ("Trust One") who will serve as the Proxy Committee for the Special Meeting of Shareholders to be held at _____ __m., local time on _____________, 2004, at the main office of Trust One Bank, 1715 Aaron Brenner Drive, Suite 120, Memphis, Tennessee, and at any adjournment thereof (the "Special Meeting"). The undersigned shareholder of Trust One hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated below, all of the shares of Trust One held of record by the undersigned at the close of business on _____________, 2004, at the Special Meeting.

         The Proxy Committee will vote on the proposals set forth in the Notice of Special Meeting and the Proxy Statement-Prospectus as specified on this card and is authorized to vote in its discretion as to any other business that may come properly before the Special Meeting. If no vote is specified, said proxy will be voted in favor of the following proposal.

1. FOR [ ] OR AGAINST [ ] OR ABSTAIN FROM VOTING ON [ ] the authorization, adoption and approval of the Agreement and Plan of Share Exchange dated as of December 17, 2003 between Trust One and Synovus Financial Corp.

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSAL AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.


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      PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE
ENVELOPE FURNISHED.


                                             Please sign exactly as name appears
                                             on this Proxy Card. When shares are
                                             held by joint tenants, both should
                                             sign. When signing as attorney,
                                             executor, administrator, trustee,
                                             or guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporate name by
                                             president or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.


                                             DATED:                       , 2004
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                                             -----------------------------------
                                             Signature

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                                             Signature (if held jointly)